Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Fourth Quarter 2011 Results

Wilmington, MA (March 22, 2012) – Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal fourth quarter ended December 31, 2011.

Fourth Quarter 2011 Financial Results

Net sales decreased 4.6% to $126.0 million in the fourth quarter of 2011 compared with $132.1 million in the fourth quarter of 2010. Income from operations was $13.6 million in the fourth quarter of 2011, compared with $17.4 million in the fourth quarter of 2010. Net loss was $3.4 million in the fourth quarter of 2011, compared with a net loss of $15.4 million in the fourth quarter of 2010. The 2010 fourth quarter net loss included a $14.9 million loss on debt extinguishment.

Adjusted EBITDA for the fourth quarter of 2011 was $24.9 million, or 19.7% of net sales, compared to Adjusted EBITDA of $28.5 million, or 21.6% of net sales, in the fourth quarter of 2010.

“Demand from our customers slowed in the fourth quarter, though I am pleased that our full year revenue was nearly 5% higher than in 2010. Unfortunately lower revenue combined with higher costs negatively impacted our profitability in the fourth quarter. However, we are committed to improving our financial results going forward and to driving improvements in all aspects of our business.” said Donald Spence, President and CEO of Accellent.

Year Ended December 31, 2011 Financial Results

Net sales increased 4.9% to $531.8 million in 2011 compared with $507.0 million in 2010. Income from operations was $59.5 million in 2011 compared with $68.5 million in 2010. Net loss was $14.9 million in 2011 compared with a net loss of $24.5 million in 2010. The 2010 net loss included a $20.9 million loss on debt extinguishment.

Adjusted EBITDA for 2011 was $103.4 million, or 19.4% of net sales compared to Adjusted EBITDA of $110.1 million, or 21.7% of net sales in 2010.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our fourth quarter financial results in a conference call scheduled for today, March 22, 2012 at 5 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 510-0711 pass code 49531140. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 81935136 until March 29, 2012.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 25, 2011. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2011	2010	2011
Net sales	$132,136	$126,042	$506,954	$531,782
Cost of sales (exclusive of amortization)	98,376	97,262	369,250	400,848

Gross profit	33,760	28,780	137,704	130,934

Operating expenses:
Selling, general and administrative expenses	12,280	11,384	52,002	54,288
Research and development expenses	435	441	2,393	2,522
Amortization of intangible assets	3,734	3,734	14,939	14,939
Restructuring charges	(117)	348	(117)	348
Loss (gain) on disposal of property and equipment	2	(758)	15	(706)

Total operating expenses	16,334	15,149	69,232	71,391

Income from operations	17,426	13,631	68,472	59,543

Other (expense) income, net:
Interest expense, net	(18,900)	(17,221)	(73,939)	(68,883)
Loss on debt extinguishment	(14,877)	—	(20,882)	—
Other income, net	2,045	1,433	6,211	30

Total other (expense) income, net	(31,732)	(15,788)	(88,610)	(68,853)

Loss before income taxes	(14,306)	(2,157)	(20,138)	(9,310)

Provision for income taxes	1,084	1,223	4,365	5,629

Net loss	$(15,390)	$(3,380)	$(24,503)	$(14,939)

ACCELLENT INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2010	2011

Assets
Current assets:
Cash	$40,787	$38,858
Accounts receivable, net	54,011	54,763
Inventory	66,028	65,962
Prepaid expenses and other current assets	2,650	4,481

Total current assets	163,476	164,064

Property, plant and equipment, net	121,037	126,992
Goodwill	629,854	629,854
Other intangible assets, net	164,626	149,687
Deferred financing costs and other assets, net	19,083	16,825

Total assets	$1,098,076	$1,087,422

Liabilities and Stockholder’s equity
Current liabilities
Current portion of long-term debt	$9	$22
Accounts payable	24,025	22,580
Accrued expenses and other current liabilities	46,682	46,487

Total current liabilities	70,716	69,089

Long term debt	712,675	712,967
Other long-term liabilities	34,177	38,466

Total liabilities	817,568	820,522

Stockholder’s equity	280,508	266,900

Total liabilities and stockholder’s equity	$1,098,076	$1,087,422

ACCELLENT INC.

Reconciliation of Net Loss to EBITDA to Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2011	2010	2011

Net loss	$(15,390)	$(3,380)	$(24,503)	$(14,939)
Interest expense, net	18,900	17,221	73,939	68,883
Provision for income taxes	1,084	1,223	4,365	5,629
Depreciation and amortization	9,391	9,936	37,358	38,740

EBITDA (1)	$13,985	$25,000	$91,159	$98,313

Adjustments:
Restructuring charges	(117)	348	(117)	348
Stock-based compensation – employees	303	260	695	1,021
Stock-based compensation – non-employees	22	22	90	90
Employee severance and relocation	1,018	395	1,942	1,701
Executive recruiting costs	—	—	—	307
Plant closure costs and other	5	158	49	158
Currency (gain) loss	(920)	(1,377)	(1,467)	97
Gain on derivative instruments	(999)	—	(4,511)	—
Loss (gain) on disposal of property and equipment	2	(758)	15	(706)
Franchise and other taxes	25	472	179	769
Loss on debt extinguishment	14,877	—	20,882	—
Management fees to stockholder	319	335	1,231	1,292

Adjusted EBITDA (1)	$28,520	$24,855	$110,147	$103,390

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.